Exhibit (4)(c)(14)
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                  EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of December 30, 1999, by and between B.B. WALKER COMPANY, a North Carolina corporation (the "Borrower"), and MELLON BANK, N.A., a national banking association (the "Lender").

RECITALS

A. The Borrower and the Lender are parties to a certain Credit Agreement dated as of August 15, 1995 (as amended by the "First Amendment", the "Second Amendment", the "Third Amendment", the "Fourth Amendment", the "Fifth Amendment", the "Sixth Amendment", and the "Seventh Amendment," each defined below, the "Credit Agreement") pursuant to which the Lender established certain credit facilities for the Borrower in order to provide working capital financing and to refinance certain existing indebtedness. Except as otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Credit Agreement.

B. As a result of certain Events of Default, the Borrower and the Lender entered into the First Amendment to Credit Agreement dated as of April 15, 1996 ("First Amendment"), the Second Amendment to Credit Agreement dated as of October 18, 1996 ("Second Amendment"), the Third Amendment to Credit Agreement dated as of November 16, 1996 ("Third Amendment"), the Fourth Amendment to Credit Agreement dated as of March 11, 1997 ("Fourth Amendment"), the Fifth Amendment to Credit Agreement dated as of July 8, 1998 ("Fifth Amendment"), the Sixth Amendment to Credit Agreement dated as of December 28, 1998 ("Sixth Amendment"), and the Seventh Amendment to Credit Agreement dated as of June 29, 1999 ("Seventh Amendment").

C. The Borrower has requested that the Lender extend the Term Loan Maturity Date and amend certain other terms and provisions in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

AMENDMENTS

1. The following definitions set forth in Article 1 of the Credit Agreement shall be deleted and restated in their entirety as follows:

      "Term Loan Maturity Date" shall mean December 31, 2000.

2. The following additions are hereby made to Article 1, Definitions, in alphabetical order:

      "Eighth Amendment" shall mean the Seventh Amendment to Credit Agreement, dated as of December 30, 1999, by and between the Borrower and the Lender.

      "Eighth Amendment Closing Date" shall mean December 30, 1999.

3. Section 2.4, Term Loan, shall be amended by deleting Section 2.4 (d) in its entirety and replacing it with the following:

(d) Scheduled Amortization; Maturity. As of the Seventh Amendment Closing Date, the outstanding Principal due under the Term Loan was $1,418,792.48. After the Eighth Amendment Closing Date, Principal due under the Term Loan shall be payable on each Regular Payment Date in equal monthly installments of $35,714.28, with all remaining principal due and payable on the Term Loan Maturity Date.

4. The Borrower acknowledges that certain Events of Default relating to the violation of financial covenants have occurred and are continuing.

REPRESENTATIONS AND WARRANTIES
5. Other Representations and Warranties. Each of the representations and warranties (as amended hereby) made by the Borrower in Article 3 of the Credit Agreement are true and correct on and as of the Eighth Amendment Closing Date (except those representations and warranties that address matters only as of a particular date, which are true and correct as of that date), and are incorporated herein as though fully set forth.

CONDITIONS PRECEDENT

6. Conditions to Effectiveness of this Amendment. The obligation of the Lender to enter into this Amendment is subject to the satisfaction, immediately prior to or concurrently with the execution of the Amendment, of the following conditions precedent:

(a)	Eighth Amendment, etc.  The Lender shall have received this Eighth
Amendment, duly executed by the Borrower.

(b)	Officers' Certificates.  The Lender shall have received certificates from such officers of the Borrower in the form of Exhibit C attached hereto.

(c)	Fees, Expenses, Etc.  All fees and other compensation (including, without limitation, attorneys' fees) required to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the Eighth Amendment Closing Date shall have been paid or received.

(d)	Extension Fee.  The Lender shall have received in immediately available funds from the Borrower an extension fee in the amount of $15,000.

(e)	Other Conditions Precedent.  Each of the conditions precedent set forth in Section 4.02 of the Credit Agreement shall have been met.

MISCELLANEOUS

6. Reaffirmation; No Waiver. Except as expressly modified herein, the terms of the Credit Agreement, the Security Documents and all of the Loan Documents executed in connection therewith, remain in full force and effect in accordance with their respective terms and conditions, are in no manner impaired hereby and, are hereby reaffirmed by all of the parties. In the event of any conflict between this Amendment and any other Loan Document, the provisions of this Amendment shall prevail.

7. Fees, Expenses, Etc. Within ten (10) days of receipt of invoice, the Borrower shall pay all fees and other compensation (including, without limitation, attorneys' fees, costs of searches, field examination expenses, filing and recording fees) required to be paid to the Lender pursuant hereto, pursuant to any Amendment Document or pursuant to any other written agreement.

8. Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

9.  Prior Understandings.  This Amendment and the other Amendment
Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Lender, and any purported assignment without such consent shall be void.

12 Governing Law. THIS AMENDMENT AND ALL OTHER AMENDMENT DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER AMENDMENT DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.

ATTEST:                          B.B. WALKER COMPANY

By:  DOROTHY W. CRAVEN           By:  KENT T. ANDERSON
                                      ----------------
                                      Kent T. Anderson, President
[Corporate Seal]


                                 MELLON BANK, N.A.

                                 By:  ROGER D. ATTIX
                                      --------------
                                      Roger D. Attix, Vice President

CONSENTED TO this 30th
day of December, 1999:
FIRST NATIONAL BANK
AND TRUST COMPANY
By:   R. HOOKER THOMAS, III
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      R. Hooker Thomas, III
      Senior Vice President